                                                                       (m)(3)(i)

                         AMENDED AND RESTATED SCHEDULE A

                               WITH RESPECT TO THE

                          SERVICE AND DISTRIBUTION PLAN

                                       FOR

                           ING INVESTMENT FUNDS, INC.

                                 CLASS C SHARES

                            MAXIMUM COMBINED SERVICE AND
FUND                              DISTRIBUTION FEES
----                        ----------------------------
                    (as a percentage of average daily net assets)
ING MagnaCap Fund                       1.00%